UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway Smithfield, Rhode Island 02917
(Address of principal executive offices, including zip code)

(401) 231-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 9, 2008, FGX International Holdings Limited amended Section 8.4 of its Articles of Association to provide that the date that may be fixed as the record date for a meeting of shareholders is no longer limited by reference to the mailing date of the notice of meeting.  The amended Articles of Association are filed herewith as Exhibit 3.2.

Item 7.01                                             Regulation FD Disclosure

On April 4, 2008, FGX International Inc. (FGX”), a subsidiary of FGX International Holdings Limited, agreed to settle the patent infringement lawsuit filed by Sun Optics, Inc. (“Sun Optics”) on March 8, 2007 in United States District Court, District of Delaware (the “Lawsuit”). FGX has settled the dispute by obtaining a non-exclusive license (the “License”) to the three Sun Optics patents at issue in the Lawsuit and to all other patents owned or licensed by Sun Optics relating to partially or completely transparent tube cases for eyewear and/or corresponding displays (collectively, the “Patents”).  FGX did not admit any liability and entered into the settlement to avoid the uncertainty and further expense of the Lawsuit.  Sun Optics has agreed to dismiss with prejudice the claims it brought in the Lawsuit and a related appeal and FGX has agreed to dismiss without prejudice the counterclaims it brought in the Lawsuit.  The License runs for the life of the Patents.  Under the terms of the License, the parties must agree on the extent to which FGX may sell (i) products or displays that utilize the Patents (“Licensed Products”) to future FGX customers and (ii) Licensed Products whose design differs significantly from the Licensed Products currently sold by FGX.

FGX has agreed to pay Sun Optics an initial license fee of $54,000 and royalties of 5% of net sales of Licensed Products sold on or after January 1, 2008. The Licensed Products represented less than 1% of FGX’s net sales in fiscal 2007, and FGX does not expect the royalty payments to have a material impact on its results going forward.

Item 9.01                                             Financial Statements and Exhibits

Exhibit No.	Description

3.2	Amended and Restated Articles of Association

This report contains forward-looking statements regarding the registrant’s future costs and results of operations that reflect the registrant’s expectations based on currently available data.  However, they are subject to future risks and uncertainties that may cause actual results to be materially different from those described, including but not limited to the proportion of Licensed Products in FGX’s future product sales and FGX’s ability to reach agreement with Sun Optics on its ability to sell Licensed Products to future customers or to sell new designs of Licensed Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

April 9, 2008	By:	/s/ Alec Taylor

Alec Taylor
Chief Executive Officer